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                            CERTIFICATE OF SECRETARY


The undersigned, Helen A. Nastasia, Secretary of Manugistics Group, Inc., a Delaware corporation (the "Corporation"), hereby certifies that on July 26, 1996, the Board of Directors of the Corporation duly adopted the resolutions set forth below:


                 RESOLVED, that the proper officers of the Company are authorized and directed to prepare, with cooperation of counsel and accountants for the Company, and to file with the Securities and Exchange Commission, a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 as amended of the shares of common stock issued or issuable from time to time pursuant to the Employee Stock Option Plan, as amended, and the stock issuable under the 1991 stock option grants to the Company's outside directors;

                 RESOLVED, that William M. Gibson and Peter Q. Repetti, and each of them individually, are authorized and empowered to execute by and in the name of the Company the Registration Statement and any required amendments and supplements thereto and to file the same with the Securities and Exchange Commission; and that the execution of the Registration Statement and of the amendments and supplements thereto by the officers and directors of the Company either personally or by either one of William M. Gibson or Peter Q. Repetti, acting as attorneys-in-fact of such officers or directors pursuant to a power or powers of attorney, is specifically authorized;

                 RESOLVED, that William M. Gibson is designated as "Agent for Service" of the Company in connection with each of the Registration Statements and the filing thereof with the Securities and Exchange Commission;


Such resolutions have not been amended, rescinded or otherwise modified and are in full force and effect on the date hereof.

                 IN WITNESS WHEREOF, I have executed this Certificate this 2nd day of August, 1996.





                                          -----------------------------
                                          Helen A. Nastasia
                                          Secretary